EXHIBIT 4 (b)


                             MODIFICATION AGREEMENT


MODIFICATION AGREEMENT ("AGREEMENT") ENTERED INTO AS OF THE 7TH DAY OF JULY, 1999 BY AND BETWEEN KABLE NEWS COMPANY, INC., AN ILLINOIS CORPORATION ("BORROWER"), AMREP CORPORATION, AN OKLAHOMA CORPORATION ("PARENT"), KABLE NEWS EXPORT, LTD., A DELAWARE CORPORATION, KABLE NEWS COMPANY OF CANADA LTD, AN ONTARIO, CANADA CORPORATION, KABLE NEWS INTERNATIONAL, INC., A DELAWARE
CORPORATION, AND KABLE FULFILLMENT SERVICES OF OHIO, INC., A DELAWARE CORPORATION (COLLECTIVELY REFERRED TO HEREIN AS "SUBSIDIARIES" AND BORROWER,
PARENT AND SUBSIDIARIES COLLECTIVELY REFERRED TO HREREIN AS "BORROWING PARTIES"), AND AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO ("AGENT"), HELLER FINANCIAL, INC. ("HELLER"), MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC. ("MERRILL") AND FIRST BANK ("FIRST BANK") (AGENT, HELLER, MERRILL AND FIRST BANK COLLECTIVELY REFERRED TO HEREIN AS "LENDERS")


                               W I T N E S S E T H


     WHEREAS, Borrower and Lenders have executed that certain Loan Agreement dated September 15, 1998 ("Loan Agreement") relating to certain Loans ("Loans") made by Lenders to Borrower, to wit, a certain Forty Million and No/100 ($40,000,000.00) Dollar Secured Revolving Credit Facility, a certain One Million Two Hundred Thousand and No/100 ($1,200,000.00) Dollar Secured Term Loan and a certain One Million Five Hundred Thousand No/100 ($1,500,000.00) Dollar Secured Term Loan; and

     WHEREAS, the Loans are evidenced by Notes (the "Notes") all dated September 15, 1998 executed by Borrower and delivered to the Lenders; and

     WHEREAS, in connection with the Loans, Borrower and each Subsidiary have executed and delivered those certain Security Agreements ("Security Agreements") all dated September 15, 1998; and

     WHEREAS, in connection with the Loans, Borrower has executed and delivered that certain Trademark Collateral Assignment and Security Agreement ("Trademark Assignment") dated September 15, 1998; and

     WHEREAS, in connection with the Loans, Parent and each Subsidiary have executed and delivered those certain Guaranties ("Guaranties") all dated September 15, 1998; and

     WHEREAS, in connection with the Loans, Parent has executed and delivered that certain Stock Pledge Agreement ("Stock Pledge") dated September 15, 1998 (the Loan Agreement, the Notes, Security Agreements, Trademark Assignment,
Guaranties and Stock Pledge all collectively referred to herein as the "Loan Documents"); and

     WHEREAS, Lenders and Borrowing Parties are desirous of modifying certain terms of the Loan Documents in accordance with the terms of this Agreement as hereafter set forth.

     NOW, THEREFORE, in consideration of the mutual premises of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged,

IT IS AGREED:

     1. Preambles. The preambles to this Agreement are fully incorporated herein by this reference thereto with the same force and effect as though restated herein.

     2. Defined Terms. To the extent not otherwise defined herein to the contrary, all capitalized terms and/or phrases used in this Agreement shall have the respective meanings assigned to them in the Loan Documents.

     3. Modification of Loan Agreement and Waiver of Previous Non-Compliance. Borrowing Parties and Lenders hereby agree that as of the date of this Agreement and hereafter Section 6.24.5 of the Loan Agreement is hereby amended and restated to read:

 -6.24.5 Ratio of Returns. The Borrower and its Subsidiaries will never allow the ratio of (x) the sum of consolidated actual returns, allowances and discounts for the current month plus the two preceding months to (y) the sum of the consolidated reserves for returns from the three months preceding the current month to be more than sixty six (66%) percent during the term of this Agreement."

     To the extent Borrower and its Subsidiaries have not been in compliance with the Ratio of Returns ("Non-Compliance"), as previously stated and described in Section 6.24.5 of the Loan Agreement, said Non-Compliance is hereby waived by the Lenders.

     4. Other Loan Document Modifications. All Loan Documents are hereby deemed amended and modified to provide that any and all references to the Loan Agreement therein are hereby deemed to be references to the Loan Agreement as modified by this Agreement.

     5. Other Documents. At Agent's request, the Borrowing Parties hereby agree to execute and deliver promptly to Agent such other documents as Agent, in its reasonable discretion, shall deem necessary or appropriate to evidence the transactions contemplated herein.

     6. Reaffirmation. The Borrowing Parties do hereby reaffirm each and every covenant, condition, obligation and provision set forth in the Loan Documents, as modified hereby. The Borrowing Parties hereby restate and reaffirm all of the warranties and representations contained in the Loan Documents, as modified hereby, as being true and correct as of the date hereof.

     7. References. All references herein to any of the Loan Documents shall be understood to be to the Loan Documents as modified hereby. All references in any of the Loan Documents to any other one or more of the Loan Documents shall hereafter be deemed to be to such document(s) as modified hereby.

     8. No Defense, Counterclaims. Each Borrowing Party hereby represents and warrants to, and covenants with, Lenders that as of the date hereof, (a) each Borrowing Party has no defenses, offsets or counterclaims of any kind or nature whatsoever against any Lender with respect to the Loans or any of the Loan
Documents, or any action previously taken or not taken by any Lender with respect thereto or with respect to any security interest, encumbrance, lien or collateral in connection therewith to secure the liabilities of each Borrowing Party, and (b) that the Lenders have fully performed all obligations to each Borrowing Party which it may have had or has on and of the date hereof.

     9.  Release.  Without  limiting  the  generality  of  the  foregoing,  each
Borrowing Party, on its own behalf and on the behalf of its representatives, partners, shareholders, subsidiaries, affiliated and related entities, successors and assigns (hereinafter collectively referred to as the "Borrowing Group" and as to the Borrowing Group, each Borrowing Party represents and warrants that it has the right, power and authority to waive, release and forever discharge on behalf of the Borrowing Group, the "Bank Group" as hereinafter defined) waives, releases and forever discharges each Lender, and their respective officers, directors, subsidiaries, affiliated and related companies or entities, agents, servants, employees, shareholders, representatives, successors, assigns, attorneys, accountants, assets and properties, as the case may be (together hereinafter referred to as the "Bank Group") from and against all manner of actions, cause and causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, obligations, liabilities, costs, expenses, losses, damages, judgments, executions, claims and demands, of whatsoever kind or nature, in law or in equity, whether known or unknown, whether or not concealed or hidden, arising out of or relating to any matter, cause or thing whatsoever, that any of the Borrowing Group, jointly or severally, may have had, or now have or that may subsequently accrue against the Bank Group by reason of any matter or thing whatsoever arising out of or in way connected to, directly or indirectly, the Loans and/or any of the Loan Documents through the date hereof. Each Borrowing Party acknowledges and agrees that Lenders are specifically relying upon the representations, warranties, covenants and agreements contained herein and that such representations, warranties, covenants and agreements constitute a material inducement to enter into this Agreement.

     10. No Custom. This Agreement shall not establish a custom or waive, limit or condition the rights and remedies of Lenders under the Loan Documents, all of which rights and remedies are expressly reserved

     11.  Reaffirmation  of  Loan  Documents,  No  Novation.  Except  as  may be
expressly set forth herein to the contrary, the Loan Documents remain unmodified, and all other terms and conditions thereof remain in full force and effect. Notwithstanding anything to the contrary contained herein, Borrowing Parties and Lenders expressly state, declare and acknowledge that this Agreement is intended only to modify each Borrowing Party's continuing obligations in the manner set forth herein, and is not intended as a novation of any and all amounts presently due and owing from any Borrowing Party to Lenders.

     12. Captions; Counterparts. The captions used herein are for convenience of reference only and shall not be deemed to limit or affect the construction and interpretation of the terms of this Agreement. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which shall be deemed one Agreement.

     13. Choice of Law and Severability. This Agreement shall be governed and construed under the laws of the State of Illinois. If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement will not be affected thereby and the provisions of this Agreement shall be severable in any such instance.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
                                                  BORROWER:

                                                  KABLE NEWS COMPANY, INC.,
                                                  an Illinois corporation


                                                  By:/s/ Daniel Friedman
                                                  Title:  Chairman of the Board,
                                                          President and CEO


LENDERS:                                                SUBSIDIARIES:

AMERICAN NATIONAL BANK AND                              KABLE NEWS EXPORT, LTD,
TRUST COMPANY OF CHICAGO,                               a Delaware corporation
Individually and as Agent

By:/s/______________________                            By:_/s/ Daniel Friedman
Title: A.V.P.                                           Title:  Chairman of the
                                                        Board, President and CEO



HELLER FINANCIAL, INC.                                  KABLE NEWS COMPANY OF
                                                        CANADA LTD, an Ontario,
                                                        Canada Corporation

By:_________________________                            By:/s/ Daniel Friedman
Title: _____________________                            Title:__________________


MERRILL LYNCH BUSINESS                                  KABLE NEWS
FINANCIAL SERVICES INC.                                 INTERNATIONAL, INC.,
                                                        a Delaware Corporation

By:_________________________                            By:/s/ Daniel Friedman
Title: _____________________                            Title:__________________


FIRST BANK                                              KABLE FULFILLMENT
                                                        SERVICES OF OHIO, INC.,
                                                        a Delaware Corporation

By:_________________________                            By:/s/ Daniel Friedman
Title: _____________________                            Title:Chairman of the
                                                        Board, President and CEO
PARENT:

AMREP CORPORATION, an
Oklahoma corporation

By:/s/ Daniel Friedman
Title: Senior Vice President


LENDERS:                                                SUBSIDIARIES:

AMERICAN NATIONAL BANK AND                              KABLE NEWS EXPORT, LTD,
TRUST COMPANY OF CHICAGO,                               a Delaware corporation
Individually and as Agent

By:_________________________                            By:_____________________
Title: _____________________                            Title:__________________



HELLER FINANCIAL, INC.                                  KABLE NEWS COMPANY OF
                                                        CANADA LTD, an Ontario,
                                                        Canada corporation

By:_________________________                            By:_____________________
Title: _____________________                            Title:__________________



MERRILL LYNCH BUSINESS                                  KABLE NEWS
 FINANCIAL SERVICES INC.                                INTERNATIONAL, INC.,
                                                        a Delaware corporation

By:_________________________                            By:_____________________
Title: _____________________                            Title:__________________



FIRST BANK                                              KABLE FULFILLMENT
                                                        SERVICES OF OHIO, INC.,
                                                        a Delaware corporation

By:_________________________                            By:_____________________
Title: _____________________                            Title:__________________


PARENT:

AMREP CORPORATION, an Oklahoma corporation

By:_________________________
Title:______________________